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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

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                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): July 31, 2001

                         AmerisourceBergen Corporation
            (Exact name of Registrant as specified in its charter)

          Delaware                           333-61440                      23-3079390
  (State or Other Jurisdiction          Commission File Number           (I.R.S. Employer
of Incorporation or Organization)                                       Identification No.)

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                         1300 Morris Drive, Suite 100
                     Chesterbrook, Pennsylvania 19087-5594
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             --------------------

                        AmeriSource-Bergen Corporation
         (Former name or former address, if changed since last report)

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Item 5.  Other Events.
         ------------

         On July 31, 2001, AmerisourceBergen Corporation (the "Company") announced that it is planning to issue $400 million senior notes due 2008 in a private placement. A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

         In connection with the issuance of senior notes, the Company expects to disclose to prospective purchasers certain information that has not been previously publicly reported. A copy of such information is attached as Exhibit
99.2 to this Report and incorporated herein by reference.

         Certain information contained in this report includes forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act) that reflect the Company's current views with respect to future events and financial performance. Certain factors such as competitive pressures, success of restructuring or systems initiatives, market interest rates, regulatory changes, continued industry consolidation, changes in customer mix, changes in pharmaceutical manufacturers' pricing and distribution policies, changes in U.S. government policies, customer insolvencies, the loss of one or more key customer or supplier relationships and other matters contained in the Company's Registration Statement on Form S-4 filed on May 23, 2001, as amended, and other public documents could cause actual results to differ materially from those in the forward-looking statements. The Company assumes no obligation to update the matters discussed in this report.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)   Exhibits.
               99.1  Press Release dated July 31, 2001.
               99.2 Certain information which may be disclosed to prospective purchasers of the senior notes not previously publicly reported.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERISOURCEBERGEN CORPORATION

                                        By: /s/  William D. Sprague
                                            -----------------------
                                            Name: William D. Sprague
                                            Title: Vice President
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                                 EXHIBIT INDEX

Number         Exhibit

99.1           Press Release dated July 31, 2001.
99.2 Certain information which may be disclosed to prospective purchasers of senior notes not previously publicly reported.